Exhibit 99.1

Zhone Technologies Reports Fourth Quarter 2009 Financial Results

Oakland, CA — January 27, 2010 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in network access solutions, today reported its financial results for the fourth quarter ended December 31, 2009.

Revenue for the fourth quarter of 2009 increased by 16% to $36.0 million from $31.0 million for the fourth quarter of 2008 and remained flat as compared with $36.0 million for the third quarter of 2009. Net income for the fourth quarter of 2009, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.3 million or $0.00 per share compared with a net loss of $4.7 million or $0.03 per share for the fourth quarter of 2008 and a net loss of $1.2 million or $0.01 per share for the third quarter of 2009. Pro forma earnings before stock-based compensation, interest, taxes, depreciation, restructuring, lease liability accrual, gain on sale of intangible assets and goodwill impairment (“pro forma EBITDA”) was a pro forma EBITDA profit of $1.9 million for the fourth quarter of 2009, compared to a pro forma EBITDA loss of $4.5 million for the fourth quarter of 2008 and a pro forma EBITDA profit of $0.1 million for the third quarter of 2009.

“We’re excited by stronger than expected profitability associated with the market acceptance of the MXK product family. The initial positive reaction to our new products is very encouraging and we hope to build on that momentum in 2010,” stated Mory Ejabat, Zhone’s chief executive officer. “In the fourth quarter, we achieved our primary financial goal of generating positive quarterly pro forma EBITDA and GAAP net income and now focus on improving that profitability for 2010 and beyond.”

Zhone will conduct a conference call and audio webcast today, January 27, 2010, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2009 results. This call is open to the public by dialing +1 (800) 237-9752 for U.S. callers and

+1 (617) 847-8706 for international callers and then entering passcode 18383089. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and

+1 (617) 801-6888 for international callers and then entering passcode 48028058. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in multi-service access solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s only fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies resulting in improved network agility and reduced costs in delivering the full spectrum of access services, including residential and business broadband, VoIP, and High-Definition IPTV — over copper, fiber, and wireless. Zhone is headquartered in California and its MSAP products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to fourth quarter 2009 financial estimates; projections of revenue, margins, expenses or other financial items; and improvement of financial markets. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of our products; intense competition in the communications equipment market; our ability to execute on our strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2008 and Zhone’s quarterly report on Form 10-Q for the quarters ended September 30, 2009, June 30, 2009 and March 31, 2009. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

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ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net revenue	$36,036	$36,016	$31,038	$126,501	$146,160
Cost of revenue	21,545	23,929	21,017	81,002	100,938
Stock-based compensation	32	20	23	104	158

Gross profit	14,459	12,067	9,998	45,395	45,064

Operating expenses:
Research and product development (1)	5,414	5,338	6,283	22,113	27,063
Sales and marketing (1)	5,670	5,323	6,189	22,042	28,269
General and administrative (1)	2,624	2,300	2,920	9,933	15,154
Gain on sale of intangible assets	—	—	(1,100)	—	(4,397)
Goodwill impairment	—	—	—	—	70,401

Total operating expenses	13,708	12,961	14,292	54,088	136,490

Operating income (loss)	751	(894)	(4,294)	(8,693)	(91,426)
Other expense, net	(305)	(302)	(343)	(1,163)	(839)

Income (loss) before income taxes	446	(1,196)	(4,637)	(9,856)	(92,265)
Income tax provision	102	8	94	171	270

Net income (loss)	$344	$(1,204)	$(4,731)	$(10,027)	$(92,535)

Weighted average shares outstanding
Basic	151,270	151,108	150,595	150,999	150,342
Diluted	163,650	151,108	150,595	150,999	150,342

Earnings per common share net income (loss)
Basic	$0.00	$(0.01)	$(0.03)	$(0.07)	$(0.62)
Diluted (*)	$0.00	$(0.01)	$(0.03)	$(0.07)	$(0.62)
(*) Assumes exercise of dilutive stock options under the treasury stock method

(1) Amounts include stock-based compensation costs as follows:
Research and product development	133	90	90	414	479
Sales and marketing	156	104	99	484	511
General and administrative	396	266	257	1,258	1,195

	685	460	446	2,156	2,185

GAAP net income (loss)	$344	$(1,204)	$(4,731)	$(10,027)	$(92,535)
Stock-based compensation	717	480	469	2,260	2,343
Interest expense, net	340	349	298	1,383	917
Income taxes	102	8	94	171	270
Depreciation	428	446	496	1,834	2,204
Restructuring	—	—	—	—	380
Lease liability accrual	—	—	—	—	3,305
Gain on sale of intangible assets	—	—	(1,100)	—	(4,397)
Goodwill impairment	—	—	—	—	70,401

Non-GAAP pro forma EBITDA profit (loss)	$1,931	$79	$(4,474)	$(4,379)	$(17,112)

P R E S S R E L E A S E	3

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$21,766	$36,243
Accounts receivable	37,107	23,665
Inventories	30,228	40,706
Prepaid expenses and other current assets	2,098	2,654

Total current assets	91,199	103,268
Property and equipment, net	18,961	20,003
Restricted cash	58	123
Other assets	41	55

Total assets	$110,259	$123,449

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,914	$12,719
Line of credit	10,000	15,000
Current portion of long-term debt	411	380
Accrued and other liabilities	12,031	13,162

Total current liabilities	37,356	41,261
Long-term debt, less current portion	18,285	18,698
Other long-term liabilities	2,945	4,193

Total liabilities	58,586	64,152

Stockholders’ equity:
Common stock	151	151
Additional paid-in capital	1,066,853	1,064,493
Other stockholders’ equity	293	250
Accumulated deficit	(1,015,624)	(1,005,597)

Total stockholders’ equity	51,673	59,297

Total liabilities and stockholders’ equity	$110,259	$123,449

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